Exhibit 10.2

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.
Double asterisks denote omissions.

AMENDMENT NO. 5 TO
MASTER MANUFACTURING SERVICES AND SUPPLY AGREEMENT

This Amendment No. 5 to Master Manufacturing Services and Supply Agreement (“Amendment No. 5”) is made effective and entered into on February 28, 2023 (the “Amendment No. 5 Effective Date”) by and between Siegfried Evionnaz SA, with principal offices located at Route du Simplon 1, 36, 1902 Evionnaz, Switzerland (together with its Affiliates and subsidiaries “Vendor”); and Keryx Biopharmaceuticals, Inc., with its offices at 245 First Street, Cambridge, Massachusetts, USA 02142 (“Keryx”).

WHEREAS, Vendor and Keryx entered into a Master Manufacturing Services and Supply Agreement dated December 20, 2017, as amended (“Agreement”) under which Vendor manufactures Product for purchase by Keryx; and

WHEREAS, on December 12, 2018, Keryx merged with Akebia Therapeutics, Inc. (“Akebia”) and, pursuant to such merger, Akebia assumed all of Keryx’s rights and obligations under the Agreement. Keryx continues to operate as a wholly owned subsidiary of Akebia, and Akebia is an Affiliate of Keryx; and

WHEREAS, the Parties wish to amend the Agreement as herein provided;

NOW THEREFORE, the Parties hereto mutually agree as follows:

1.For the purpose of this Amendment No. 5, the defined terms used herein shall have the same meanings as those used in the Agreement, unless otherwise specified in this Amendment No. 5.

2.Effective as of the Amendment No. 5 Effective Date, new sections 3.4.4, 3.4.5, 3.17 and 3.18 are hereby added to the Agreement and section 3.5 is revised as follows:

3.4.4    no later than [**], for [**], upon receipt of which Vendor shall within [**] confirm its acceptance in writing and, in accordance with Section 3.8, provide a delivery schedule mutually acceptable for both Parties that sets out delivery dates for specified quantities of Product.

3.4.5    subject to Keryx election to extend the Term through [**] as outlined under section 16.1.1: no later than [**], for [**], upon receipt of which Vendor shall within [**] confirm its acceptance in writing and, in accordance with Section 3.8, shall provide a delivery schedule that sets out delivery dates for specified quantities of Product.

3.5 Keryx will have the obligation to purchase minimum annual quantities of the Product at the Product Price, as set forth in Attachment B, during the Term of the Agreement. [**] Minimum Annual Purchase Obligation [**] and the Product Price are set forth in Attachment B. In the event that Vendor is [**] for the delivery of Product pursuant to a binding Order for a given calendar year during the Term [**], Vendor shall provide a regular [**] updated production schedule ("Updated Schedule") [**].

3.17    The Order BPA 114 placed by Keryx for [**] of Product out of [**] Manufacturing Facility remains valid. Vendor shall use commercially reasonable efforts to deliver the Order BPA 114 no later than [**]. However, in the event the delivery of the Product ordered under BPA 114 is not complete by the above-mentioned date, the remaining Product shall be delivered by Vendor no later than [**], provided that manufacture of Product at [**] Manufacturing Facility takes place continuously.

3.18    The Parties agree that the Batches manufactured from the [**] Manufacturing Facility as set out in Exhibit 3 hereto (out of the Reprocessing Validation Campaign) are to be sold by Vendor and purchased by Keryx at a Product Price of EUR [**], on the condition that [**].

3.Effective as of the Amendment No. 5 Effective Date, section 6.1.3 shall be deleted and replaced by the following:

6.1.3    For each Batch, Vendor will release Product against the Specifications and make available to Keryx a complete and accurate copy of the Batch records, containing all of the documentation and information set forth in Attachment F (collectively, the “Batch Documentation”) for such Batch (“Vendor Product Release”). Pursuant to Exhibit 4, a procedure that has been agreed between the parties and summarized under Exhibit 4, attached hereto, after the first [**] Batches of Product have been Manufactured by Vendor in a calendar year, and in accordance with the associated criteria detailed in Exhibit 4, Keryx shall move from a full review of the Batch Documentation to a reduced review of the Batch Documentation. Notwithstanding the foregoing, also in accordance with Exhibit 4, Keryx may revert their review of the Batch Documentation back to a full review, based on the criteria detailed in Exhibit 4.
Keryx will respond within [**] to Vendor after notice of Vendor Product Release and will provide Vendor with either (i) an authorization to deliver form or (ii) notification of rejection for non-compliance with the Specifications. If Keryx has determined that the Batch does not comply with the Specifications, the Parties shall proceed according to Sections 6.1.23 and 6.1.24 herein. Upon reasonable request, Vendor will also deliver to Keryx all Manufacturing Records, and other supporting documentation in the possession or under the control of Vendor relating to the manufacture of each Batch of Product (or any intermediate or component of Product).
If Vendor has provided the requisite documentation specified in this Section 6.1.3 and Keryx has not responded within [**], the Batch shall be deemed authorized to be delivered to Keryx, provided that Keryx still retains its rights of rejection as specified in Section 6.1.22. Keryx will use reasonable efforts to collect such Product for shipment as provided for in Section 3.10 herein within [**]. Any scope changes to the release requirements or quality requirements and associated impact(s), including impacts to costs, will be reviewed and assessed prior to implementation, and in all cases subject to the prior written approval of Keryx.

4.Effective as of the Amendment No. 5 Effective Date, the text of Section 16.1.1 shall be deleted and replaced by the following:

16.1Term.

16.1.1     The term of this Agreement (the “Term”) shall commence as of the Agreement Date and, subject to earlier termination in accordance with the provisions of this Section 16, shall end on December 31, 2024 unless otherwise agreed by the Parties. Notwithstanding the foregoing, Keryx may elect to extend the Term through December 31, 2026 with written notice sent at least twelve (12) months prior to the expiry of the Term, in accordance with Section 22 herein. In the event of such an election by Keryx, Keryx’s Minimum Annual Purchase Obligation for [**] through [**] set forth in Attachment B shall apply. For the avoidance of doubt, expiration of the Term in accordance with this Section 16.1.1 shall not relieve Keryx of its responsibilities to pay any undisputed invoices issued by Vendor for Product or other Services performed in accordance with Section 3 of the Agreement.

5.Effective as of the Amendment No. 5 Effective Date, Section 16.8 of the Agreement shall be deleted and replaced by the following:

16.8 Reinstatement of [**] Manufacturing Facility.

16.8.1    Notwithstanding any other term in the Agreement, upon the Amendment No. 5 Effective Date, the [**] Facility is hereby reinstated as a Manufacturing Facility under the Agreement. At such time, Keryx’s Minimum Annual Purchase Obligation, Keryx’s Forecasting obligations, Vendor’s Operational Capacity obligations and other obligations of Vendor and Keryx under this Agreement shall apply also to the [**] Facility.

6.Effective as of the Amendment No. 5 Effective Date, Section 16.9 is hereby added to the Agreement:

16.9 Removal of [**] Manufacturing Facility.

16.9.1    Notwithstanding any other term in the Agreement, including the Minimum Annual Purchase Obligation detailed in Attachment B, as of [**] (as such date may be extended in accordance with Section 16.8.2, the “[**] Removal Date”), the [**] Manufacturing Facility will be removed as a Manufacturing Facility under this Agreement. Removal of the [**] Manufacturing Facility pursuant to this Section 16.8.1 shall, as of the [**] Removal Date, eliminate Keryx’s Minimum Annual Purchase Obligation, Keryx’s Forecasting obligations, Vendor’s Operational Capacity obligations and other obligations of Vendor under this Agreement associated with the [**] Manufacturing Facility (except (i) Vendor's obligation to maintain any Product on stability studies and (ii) any obligations that are arising out of provisions deemed to survive the expiration or termination of this Agreement as set forth under Section 16.7 of this Agreement), and shall render the [**] Manufacturing Facility as [**] under this Agreement. For the avoidance of doubt, the foregoing removal of the [**] Manufacturing Facility as a Manufacturing Facility under this Agreement shall not relieve Keryx of its responsibilities to pay any undisputed invoices issued by Vendor for Product or other Services performed, in accordance with Section 3 of the Agreement.

7.Effective as of the Amendment No. 5 Effective Date, Attachment A (Expansion Services and Operational Capacity) of the Agreement is hereby deleted in its entirety and replaced with the text of Exhibit 1 hereto.

8.Effective as of the Amendment No. 5 Effective Date, the text of Attachment B (Product Price) of the Agreement is hereby deleted in its entirety and replaced with the text of Exhibit 2 hereto.

9. From and after this Amendment No. 5 Effective Date, all references in the Agreement to “this Agreement,” “hereof,” “herein,” and similar words or phrases shall mean and refer to the Agreement as amended by this Amendment No. 5.

10.Except as provided for in this Amendment No. 5, all other terms and conditions of the Agreement shall remain in full force and effect.

11.The governing law and jurisdiction applicable to the Agreement shall apply to this Amendment No. 5.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 5 to be executed by their duly authorized representatives as of the date first above written.

Signed on behalf of Siegfried Evionnaz SA	Signed on behalf of Keryx Biopharmaceuticals, Inc.

By: /s/ Marianne Spane	By: /s/ David Spellman
Name: Marianne Spane, CBO	Name: David Spellman, Authorized Signatory,
Chief Financial Officer, Akebia Therapeutics, Inc.

Date: Feb 27 2023	Date: Feb 28 2023

Signed on behalf of Siegfried Evionnaz SA	Signed on behalf of Keryx Biopharmaceuticals, Inc.

By: /s/ Marcel Signer	By: /s/ John Butler
Name: Marcel Signer, Site Manager	Name: John Butler, Authorized Signatory,
Chief Executive Officer, Akebia Therapeutics, Inc.

Date: Feb 27 2023	Date: Feb 28 2023

EXHIBIT 2

ATTACHMENT B – PRODUCT PRICE AND MINIMUM ANNUAL PURCHASE OBLIGATION

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